NEWS RELEASE
NCR Atleos Corporation Reports Strong Third Quarter 2024 Results

ATLANTA, November 12, 2024 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”) reported financial results today for the three months ended September 30, 2024. Third quarter results and other recent highlights include:

•Strong third quarter results exceeded revenue and profit guidance
•Revenue of $1.08 billion, Service revenue reached a new high of $843 million
•GAAP net income of $24 million; Adjusted EBITDA of $207 million
•GAAP fully diluted earnings per share of $0.32; Non-GAAP fully diluted earnings per share of $0.89
•Reaffirmed 2024 Guidance, Non-GAAP EPS guidance moved to high end of range
•Operating cash flow of $107 million in Q3 and $264 million year-to-date
•Adjusted free cash flow(1) of $38 million in Q3 and $123 million year-to-date

“NCR Atleos delivered another excellent quarter. We made significant strategic progress and expanded revenue per machine through rapidly growing new transaction types, adding new customers, and capturing more service revenue from our financial institution clients. We operated exceptionally well and improved customer performance metrics, while simultaneously working to eliminate inefficiencies associated with our separation transaction. And, importantly, we reported financial results that were better than anticipated and that allow us to again affirm our full year 2024 guidance,” said Tim Oliver, President and Chief Executive Officer. “I am grateful to the 20,000 Atleos employees around the world that enabled this performance,” Mr. Oliver continued.

“As we plan for 2025, our outlook is positive. We expect to see higher demand for hardware driven by both a typical replacement calendar and a desire for more capable ATMs with recycling, tap and other technologies. The outsourcing of non-core, ATM-centric services by our financial institution clients is accelerating as they transform their branch infrastructure to both manage costs and improve their customer’s experience. The model of a shared financial utility of networked ATM’s is getting increasing attention from banks and consumers are conducting more of their regular banking at our blue-chip retail locations. Our strategy to generate more revenue from each of the 600,000 ATMs that Atleos serves is working,” Mr. Oliver concluded.

Third Quarter 2024 Operating Results
The core business segments continue to deliver strong results.
•Third quarter revenue was $1.08 billion, including $790 million of recurring revenue, compared to $1.07 billion and $765 million, respectively, in the prior year period.
•Third quarter gross profit was $262 million with a gross profit rate of 24.3% on a GAAP basis, compared to $268 million and 25.1%, respectively, in the prior year period. Third quarter adjusted gross profit (non-GAAP) was $286 million with an adjusted gross profit rate of 26.5%, compared to $288 million and 27.0%, respectively, in the prior year period.
•Third quarter income from operations was $119 million on a GAAP basis, compared to $91 million in the prior year period. Third quarter adjusted income from operations (non-GAAP) was $164 million compared to $174 million in the prior year period.
•Third quarter net income attributable to Atleos was $24 million on a GAAP basis, compared to net loss attributable to Atleos of $58 million in the prior year period.
•Third quarter Adjusted EBITDA was $207 million compared to $210 million in the prior year period.

(1) Adjusted free cash flow-unrestricted, as defined in the section entitled “Non-GAAP Financial Measures.”

NCR ATLEOS CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)

	For the Periods Ended September 30
	Three Months
	2024	2023	% Change
Revenue by segment
Self-Service Banking	$677	$656	3%
Network	332	335	(1)%
T&T	46	49	(6)%
Total segment revenue	1,055	1,040	1%
Other (1)	23	27	(15)%
Consolidated revenue	$1,078	$1,067	1%

Adjusted EBITDA by segment
Self-Service Banking	$167	$172	(3)%
Self-Service Banking Adjusted EBITDA margin %	24.7%	26.2%
Network	103	113	(9)%
Network Adjusted EBITDA margin %	31.0%	33.7%
T&T	9	10	(10)%
T&T Adjusted EBITDA margin %	19.6%	20.4%
Other (1)	3	7	(57)%
Corporate (2)	(75)	(92)	(18)%
Total Adjusted EBITDA	$207	$210	(1)%
Total Adjusted EBITDA margin %	19.2%	19.7%
(1)Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.
(2)Corporate includes income and expenses related to corporate functions and, for periods prior to the separation from Voyix, certain allocations from Voyix that were not specifically attributable to an individual reportable segment.

October 2024 Debt Refinancing

On October 17, 2024, the Company completed several transactions for its variable rate credit facilities enabled by improvements in its credit profile over the past year and market conditions. The effect of the transactions reduced the weighted average spread to SOFR by approximately 100 basis points on the Company’s outstanding variable rate debt of approximately $1.7 billion. The transactions did not materially affect the outstanding principal of $1.7 billion and maturity dates of the credit facilities were unchanged.

The transactions were effectuated via a First Amendment dated as of October 17, 2024 (the “First Amendment”) to the Credit Agreement dated as of September 27, 2023 (the “Credit Agreement”). The First Amendment provided for (a) an increase in the aggregate principal amount of the Company’s revolving credit commitments equal to $100 million and (b) a new class of incremental term loan commitments (the “Term A-2 Commitments” and, the loans made pursuant thereto, the “Term A-2 Loans”) in an aggregate principal amount equal to $300 million. The proceeds of the Term A-2 Loans were used to, among other things, prepay approximately $300 million of the Term B Loans outstanding under the Credit Agreement (the “Existing Term B Loans”). Immediately following the prepayment described above, the Existing Term B Loans were refinanced and replaced in their entirety with a new tranche of term loans under the Credit Agreement in an aggregate principal amount equal to $445 million.

The Company expects the resulting reduction in spread to SOFR in conjunction with market expectations for lower variable rates over the next year may result in meaningful incremental earnings and free cash flow in 2025.

Notes to Investors
On October 16, 2023, NCR Atleos Corporation (“Atleos”, the “Company”, “we” or “us”) became a standalone publicly traded company, and its financial statements are now presented on a consolidated basis. Prior to the separation from NCR Voyix Corporation (“NCR” or “Voyix”), the Company’s historical combined financial statements were prepared on a standalone carve-out basis and were derived from Voyix’s consolidated financial statements and accounting records. Therefore, financial results for the three and nine months ended September 30, 2024 and 2023 may not be meaningfully comparable.
In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” or “adjusted” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.
With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading “Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
Full Year 2024 Guidance

$ in millions, except per share amounts	Updated FY 2024	Previous FY 2024 Guidance
Consolidated	Guidance	Low	Mid-Point	High
Revenue	Approximately $4,300	$4,260	$4,300	$4,340
Adjusted EBITDA	Approximately $785	$770	$785	$800
Non-GAAP Diluted EPS (1)	Approximately $3.12	$2.90	$3.05	$3.20
Adjusted free cash flow-unrestricted	Approximately $205	$190	$205	$220
(1) Incorporates consensus average SOFR rates for the year in interest expense.
2024 Third Quarter Earnings Conference Call
A conference call is scheduled for November 13, 2024 at 8:30 a.m. Eastern Time to discuss the third quarter 2024 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on Atleos’ web site at http://investor.ncratleos.com. Additionally, the live call can be accessed by dialing 800-753-0725 (United States/Canada Toll-free) or 786-460-7170 (International Toll) and entering the participant passcode 9522236. References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.
More information on Atleos’ third quarter earnings, including additional financial information and analysis, is available on Atleos’ Investor Relations website at https://investor.ncratleos.com/.
News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com
Investor Contact
Brendan Metrano
NCR Atleos Corporation
brendan.metrano@ncratleos.com

About Atleos

Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivalled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. Atleos is headquartered in Atlanta, Georgia, with approximately 20,000 employees globally.

Web site: https://www.ncratleos.com
X (Twitter): https://twitter.com/ncratleos
Facebook: https://www.facebook.com/Atleos.NCR/
LinkedIn: https://www.linkedin.com/company/ncratleos
YouTube: https://www.youtube.com/@ncratleos
Instagram: https://www.instagram.com/ncratleos/

Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our expectations of demand for our solutions and execution and the impact thereof on our financial results and our intention to focus our resources on meeting our ATM customers’ needs and extending our leadership position in digital-to-physical transactions following the spin-off. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model, development and introduction of new solutions; competition in the technology industry, integration of acquisitions and management of alliance activities; our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event; including the impact of pandemics and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our indebtedness; our obligations under other financing arrangements; or required repurchase of any notes we may issue; any lowering or withdrawal of the ratings assigned to our future debt securities by rating agencies; our pension liabilities and write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations; lawsuits and other related matters; changes to cryptocurrency regulations;
•Governance: actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; and
•Separation: the failure of Atleos to achieve some or all of the expected strategic benefits, synergies or opportunities expected from the spin-off; that Atleos may incur material costs and expenses as a result of the spin-off; that Atleos has limited history operating as an independent, publicly traded company, and Atleos’ historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results; Atleos’ obligation to indemnify NCR pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes) and the risk NCR may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of NCR following the spin-off if NCR were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR; that after the spin-off, certain of Atleos’ executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR; potential difficulties in maintaining relationships with key personnel; that Atleos will not be able to rely on the earnings, assets or cash flow of NCR and NCR will not provide funds to finance Atleos’ working capital or other cash requirements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
Non-GAAP Financial Measures. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release Atleos also uses the non-GAAP measures listed and described below.
Adjusted Gross Profit (Non-GAAP), Adjusted Gross Profit Rate (Non-GAAP), Adjusted Income from Operations (Non-GAAP), Non-GAAP Diluted Earnings per Share. Atleos’ Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Rate (non-GAAP), Adjusted Income from Operations (non-GAAP), and Non-GAAP Diluted Earnings per Share are determined by excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); Voyix legal and environmental indemnification expense, and other special (expense) income items from Atleos’ GAAP gross profit, expenses, income from operations, interest and other income (expense), income tax expense, effective income tax rate, net income (loss) attributable to Atleos, and earnings per share, respectively. Due to the nature of these special items, Atleos’ management uses these non-GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos’ management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other special (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Refer to the table below for the reconciliations of Net income (loss) attributable to Atleos (GAAP) to Adjusted EBITDA (non-GAAP).
Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related component of revenue. This measure is used by Atleos’ management for the reasons referenced above.

Adjusted free cash flow-unrestricted. Atleos defines Adjusted free cash flow-unrestricted as net cash provided by operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility established in the fourth quarter of 2023 due to fluctuations in the outstanding balance of receivables sold, plus/minus financing payments/receipts of owned ATM capital expenditures, plus pension contributions and settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
Use of Certain Terms
Recurring revenue. All revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

NCR ATLEOS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended September 30
	Three Months		Nine Months
($ in millions, except per share amounts)	2024	2023	2024	2023
Revenue
Product revenue	$235	$252	$722	$748
Service revenue	843	815	2,487	2,345
Total revenue	1,078	1,067	3,209	3,093
Cost of products	201	209	623	619
Cost of services	615	590	1,850	1,739
Total gross profit	262	268	736	735
% of Revenue	24.3%	25.1%	22.9%	23.8%
Selling, general and administrative expenses	127	160	391	445
Research and development expenses	16	17	47	54
Income from operations	119	91	298	236
% of Revenue	11.0%	8.5%	9.3%	7.6%
Interest expense	(79)	(2)	(237)	(2)
Related party interest expense, net	—	(4)	—	(13)
Other income (expense), net	(3)	5	4	6
Total interest and other expense, net	(82)	(1)	(233)	(9)
Income before income taxes	37	90	65	227
% of Revenue	3.4%	8.4%	2.0%	7.3%
Income tax expense	14	147	22	195
Net income (loss)	23	(57)	43	32
Net income (loss) attributable to noncontrolling interests	(1)	1	(2)	1
Net income (loss) attributable to Atleos	$24	$(58)	$45	$31

Net income (loss) per share attributable to Atleos common stockholders
Basic	$0.33	$(0.82)	$0.63	$0.44
Diluted	$0.32	$(0.82)	$0.61	$0.44

Weighted average common shares outstanding (1)
Basic	72.3	70.6	72.0	70.6
Diluted	74.5	70.6	73.7	70.6
(1)On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three and nine months ended September 30, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$395	$339
Accounts receivable, net of allowances of $20 and $14 as of September 30, 2024 and December 31, 2023, respectively	623	711
Inventories	351	333
Restricted cash	279	238
Other current assets	283	254
Total current assets	1,931	1,875
Property, plant and equipment, net	457	468
Goodwill	1,954	1,952
Intangibles, net	583	635
Operating lease right of use assets	135	144
Prepaid pension cost	238	219
Deferred income tax assets	285	254
Other assets	165	169
Total assets	$5,748	$5,716
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	88	76
Accounts payable	545	500
Payroll and benefits liabilities	152	149
Contract liabilities	304	325
Settlement liabilities	263	218
Other current liabilities	447	486
Total current liabilities	1,799	1,754
Long-term borrowings	2,906	2,938
Pension and indemnity plan liabilities	389	389
Postretirement and postemployment benefits liabilities	56	60
Income tax accruals	38	36
Operating lease liabilities	102	109
Deferred income tax liabilities	34	34
Other liabilities	162	141
Total liabilities	5,486	5,461
Stockholders' equity
Atleos stockholders' equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 72.4 and 70.9 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	1
Paid-in capital	31	12
Retained earnings	191	153
Accumulated other comprehensive income	41	86
Total Atleos stockholders' equity	264	252
Noncontrolling interests in subsidiaries	(2)	3
Total stockholders' equity	262	255
Total liabilities and stockholders' equity	$5,748	$5,716

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended September 30
	Three Months		Nine Months
(in millions)	2024	2023	2024	2023
Operating activities
Net income (loss)	$23	$(57)	$43	$32
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	36	34	104	90
Amortization expense	38	29	114	93
Stock-based compensation expense	9	12	28	45
Deferred income taxes	3	106	(9)	93
Loss (gain) on disposal of property, plant and equipment	1	—	5	—
Bargain purchase gain from acquisition	—	—	(5)	—
Loss (earnings) from Equity Investments	2	—	2	—
Changes in assets and liabilities:
Receivables	90	22	79	39
Related party receivables and payables	—	(9)	—	(22)
Inventories	(28)	(20)	(77)	(35)
Settlement assets	23	(9)	1	(8)
Current payables and accrued expenses	(23)	51	77	25
Contract liabilities	(3)	(18)	(24)	—
Employee benefit plans	(3)	(7)	(23)	(13)
Other assets and liabilities	(61)	13	(51)	8
Net cash provided by operating activities	$107	$147	$264	$347
Investing activities
Expenditures for property, plant and equipment	$(22)	$(48)	$(69)	$(70)
Additions to capitalized software	(11)	—	(26)	(15)
Purchase of investments	(1)	(10)	(1)	(10)
Amounts advanced for related party notes receivable	—	(203)	—	(217)
Repayments received from related party notes receivable	—	8	—	44
Purchase of intellectual property	(5)	—	(13)	—
Other investing activities, net	—	(1)	(1)	(1)
Net cash used in investing activities	$(39)	$(254)	$(110)	$(269)
Financing activities
Proceeds from related party borrowings	$—	$143	$—	$159
Payments on related party borrowings	—	(257)	—	(314)
Proceeds from issuance of senior secured notes	—	1,333	—	1,333
Proceeds from borrowings on term credit facilities	—	726	—	726
Payments on term credit facilities	(19)	—	(55)	—
Borrowings on revolving credit facilities	386	—	919	—
Payments on revolving credit facilities	(382)	—	(894)	—
Payments on other financing arrangements	—	—	(2)	—
Proceeds from employee stock plans	2	—	3	—
Net transfers (to) from NCR Corporation	—	315	—	226
Tax withholding payments on behalf of employees	(1)	—	(14)	—
Payments on acquisition holdback	(5)	—	(5)	—
Principal payments for finance lease obligations	—	(1)	(1)	(1)
Net cash (used in) provided by financing activities	$(19)	$2,259	$(49)	$2,129
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	13	(7)	24
Increase (decrease) in cash, cash equivalents, and restricted cash	$54	$2,165	$98	$2,231
Cash, cash equivalents and restricted cash at beginning of period	630	565	586	499
Cash, cash equivalents, and restricted cash at end of period	$684	$2,730	$684	$2,730

The following table presents the recurring revenue and all other products and services revenue that is recognized at a point in time:

In millions	Three months ended September 30
	2024	2023
Recurring revenue	$790	$765
All other products and services	288	302
Total revenue	$1,078	$1,067
Recurring revenue as a percent of revenue	73%	72%

Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended September 30, 2024
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income from operations	Net income (loss) attributable to Atleos	Diluted earnings (loss) per share (1)
GAAP Results	$262	24.3%	$119	$24	$0.32
Plus: Special Items
Transformation and restructuring	2	0.2%	7	7	0.09
Stock-based compensation expense	1	0.1%	9	8	0.11
Acquisition-related amortization of intangibles	20	1.8%	24	19	0.25
Acquisition-related costs	—	—%	—	(1)	(0.01)
Separation costs	1	0.1%	5	5	0.07
Voyix environmental indemnification expense	—	—%	—	2	0.03
Other tax adjustments	—	—%	—	2	0.03
Non-GAAP Adjusted Results	$286	26.5%	$164	$66	$0.89
(1)Based upon weighted average dilutive shares of 74.5 million for the three months ended September 30, 2024.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended September 30, 2023
$ in millions, except per share amounts	Gross profit	Gross profit rate	Income from operations	Net income attributable to Atleos	Diluted earnings (loss) per share (1)
GAAP Results	$268	25.1%	$91	$(58)	$(0.82)
Plus: Special Items
Transformation and restructuring	—	—%	1	1	0.01
Stock-based compensation expense	5	0.5%	12	11	0.16
Acquisition-related amortization of intangibles	15	1.4%	24	19	0.27
Separation costs	—	—%	46	156	2.21
Pension market-to-market adjustments	—	—%	—	(4)	(0.06)
Non-GAAP Adjusted Results	$288	27.0%	$174	$125	$1.77
(1)On October 16, 2023, the date of Separation, 70.6 million shares of Atleos' Common Stock, par value $0.01 per share, were distributed to Voyix shareholders of record as of October 2, 2023, the Record Date. This share amount is utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Separation. For the three months ended September 30, 2023, these shares are treated as issued and outstanding for purposes of calculating historical earnings per share. For periods prior to the Separation, it is assumed that there are no dilutive equity instruments as there were no equity awards of Atleos outstanding prior to the Separation.
Reconciliation of Net Income (Loss) Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

$ in millions	Q3 2024	% of Revenue	Q3 2023	% of Revenue
Net income (loss) attributable to Atleos (GAAP)	$24	2.2%	$(58)	(5.4)%
Interest expense, net (1)	79	7.3%	6	0.6%
Interest income	(1)	(0.1)%	—	—%
Income tax expense	14	1.3%	147	13.8%
Depreciation and amortization expense	45	4.2%	38	3.6%
Acquisition-related amortization of intangibles	24	2.2%	24	2.2%
Stock-based compensation expense	9	0.8%	12	1.1%
Separation costs	5	0.5%	46	4.3%
Acquisition-related costs	(1)	(0.1)%	—	—%
Transformation and restructuring	7	0.7%	1	0.1%
Pension mark-to-market adjustments	—	—%	(6)	(0.6)%
Voyix environmental indemnification expense	2	0.2%	—	—%
Adjusted EBITDA (Non-GAAP)	$207	19.2%	$210	19.7%
(1) Includes Related party interest expense, net, as presented in the Condensed Consolidated Statements of Operations.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

	QTD	QTD	YTD	YTD
$ in millions	Q3 2024	Q3 2023	FY 2024	FY 2023
Net cash provided by operating activities	$107	$147	$264	$347
Total capital expenditures	(33)	(48)	(95)	(85)
Change in restricted cash settlement activity	(37)	3	(48)	(19)
Pension contributions	1	7	2	9
Adjusted free cash flow-unrestricted	$38	$109	$123	$252